EXHIBIT 5.1

August 28, 2026

Boot Barn Holdings, Inc.

17100 Laguna Canyon Road

Irvine, California 92618

Re:	Boot Barn Holdings, Inc. Post-Effective Amendment to the Registration Statement on Form S-8 Filed on August 28, 2026

Ladies and Gentlemen:

We have acted as counsel to Boot Barn Holdings, Inc., a Delaware corporation (the “Company”), in connection with its filing of Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to the Registration Statement on Form S-8 (File No. 333-248708) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “SEC”) on the date hereof with respect to the Rollover Shares (as defined below) authorized for issuance under the Plan (as defined below).

On August 26, 2026 (the “Effective Date”), the Company’s stockholders approved the Boot Barn Holdings, Inc. 2026 Equity Incentive Plan (the “Plan”). The total number of shares of common stock of the Company, $0.0001 par value (the “Common Stock”), authorized for issuance under the Plan includes, in addition to 1,000,000 newly authorized shares of Common Stock (registered concurrently on a new Registration Statement on Form S-8), (i) the number of shares of Common Stock reserved for issuance under the Boot Barn Holdings, Inc. 2020 Equity Incentive Plan, as amended by Amendment No. 2021-1 to the Boot Barn Holdings, Inc. 2020 Equity Incentive Plan (the “Prior Plan”), that remain available for grant under the Prior Plan as of July 1, 2026, reduced by (ii) the number of shares of Common Stock underlying any awards granted under the Prior Plan after July 1, 2026 and prior to the Effective Date (the difference between (i) and (ii), the “Rollover Shares”). As of the Effective Date, the maximum number of Rollover Shares that may be issued or transferred pursuant to awards under the Plan will not exceed 1,088,748 shares of Common Stock.

In connection with this opinion letter, we have examined the Post-Effective Amendment and originals, or copies certified or otherwise identified to our satisfaction, of (i) the Second Amended and Restated Certificate of Incorporation of the Company, as amended to date, (ii) the Amended and Restated Bylaws of the Company, as amended to date, (iii) certain resolutions of the Company’s Board of Directors relating to the Registration Statement, (iv) the Plan, (v) the Prior Plan, and (vi) such other documents, records, and other instruments as we have deemed appropriate for purposes of the opinions set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile, or photostatic copies and the authenticity of the originals of all documents submitted to us as copies. With respect to matters of fact relevant to our opinions as set forth below, we have relied upon certificates of officers of the Company, representations made by the Company in documents examined by us, and representations of officers of the Company. We have also obtained and relied upon such certificates and assurances from public officials as we have deemed necessary for the purposes of our opinions set forth below.

Subject to the foregoing and the other matters set forth herein, we are of the opinion, as of the date hereof, that the Common Stock has been duly authorized by the Company and, when issued by the Company in accordance with the provisions of the Plan, will be validly issued, fully paid, and non-assessable.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Post-Effective Amendment. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

The opinions expressed herein are limited to the Federal laws of the United States and the Delaware General Corporation Law, and we express no opinion with respect to the laws of any other state or jurisdiction.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP